SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 9, 2006

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2231 Lawson Lane

Santa Clara, California

95054

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 9, 2006, Scott D. Howarth was hired as Vice President and Chief Financial Officer of Integrated Silicon Solution, Inc. (the “Company”). Mr. Howarth is currently serving as Vice President of Finance and Administration and Chief Financial Officer of Chrontel, Inc., a San Jose, California based fabless semiconductor company, and has served in such position since 2001. Prior to joining Chrontel, he had been at Securecom Networks, a computer networking company, since 2000. Mr. Howarth also worked for 16 years at Intel Corporation in various assignments in the financial arena. Mr. Howarth is 45 years old. There are no family relationships among Mr. Howarth and any directors or other executive officers of the Company. As the Company’s Chief Financial Officer, Mr. Howarth will also serve as the Company’s Chief Accounting Officer. Mr. Howarth is currently scheduled to begin work at the Company on February 21, 2006.

Mr. Howarth does not have an employment contract with the Company to serve for any specific term. He is a party to an offer letter with the Company that provides for (i) a base salary of $200,000 per year increasing to $225,000 per year on October 1, 2006, (ii) participation in profit sharing in an amount equal to 0.3% for fiscal years 2006 and 2007 and (iii) a stock option grant of 100,000 shares to be made with an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vesting over four years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: January 11, 2006	/s/ Jimmy S.M. Lee
Jimmy S.M. Lee
Chairman, Chief Executive Officer and President